Exhibit 99.1

EPAM Reports Results for Third Quarter 2023 and Updates Full Year Outlook

•Third quarter revenues of $1.152 billion, down 6.1% year-over-year
•GAAP Income from Operations was 9.9% of revenues and Non-GAAP Income from Operations was 17.0% of revenues for the third quarter
•Third quarter GAAP Diluted EPS of $1.65, a decrease of $0.98, and Non-GAAP Diluted EPS of $2.73, a decrease of $0.37 on a year-over-year basis
•In the third quarter, EPAM initiated a Cost Optimization Program expected to deliver over $100 million in annualized savings designed to reduce Company operating costs by 2.5-3.0%
•For the full year, EPAM narrows expected revenues to be in the range of $4.663 billion to $4.673 billion, narrows expected GAAP Diluted EPS to be in the range of $7.07 to $7.15 and increases expected Non-GAAP Diluted EPS to now be in the range of $10.31 to $10.39
•For the fourth quarter, EPAM expects revenues to be in the range of $1.130 billion to $1.140 billion, GAAP Diluted EPS to be in the range of $1.67 to $1.75 and Non-GAAP Diluted EPS to be in the range of $2.47 to $2.55
Newtown, PA, USA — November 2, 2023 — EPAM Systems, Inc. (NYSE: EPAM), a leading digital transformation services and product engineering company, today reported results for the third quarter ended September 30, 2023.
"While we navigate through a challenging market landscape, we have observed indications of stability and growth in some parts of our business, which partially offsets the negative impacts in other parts of our portfolio,” said Arkadiy Dobkin, CEO & President, EPAM. “Our solid third-quarter results are primarily due to our enhanced efforts in driving key client engagements, investment in strategic solution capabilities and go-to-market partnerships, and the unwavering dedication of our employees.”

Third Quarter 2023 Highlights
•Revenues decreased to $1.152 billion, a year-over-year decrease of $74.8 million, or 6.1%. On an organic constant currency basis excluding the impact of the exit from Russia, revenues were down 7.8% compared to the third quarter of 2022;
•GAAP income from operations was $114.0 million, a decrease of $66.2 million, or 36.7%, compared to $180.2 million in the third quarter of 2022. GAAP income from operation was negatively impacted by a $25.9 million loss on the sale of the Company's remaining holdings in Russia;
•GAAP income from operations also included $7.1 million of costs incurred in connection with the Company's recently initiated Cost Optimization Program. This Program is expected to produce over $100 million in annual savings;
•Non-GAAP income from operations was $195.6 million, a decrease of $36.8 million, or 15.8%, compared to $232.4 million in the third quarter of 2022;
•Diluted earnings per share (“EPS”) on a GAAP basis was $1.65, a decrease of $0.98 compared to $2.63 in the third quarter of 2022; and
•Non-GAAP diluted EPS was $2.73, a decrease of $0.37, or 11.9%, compared to $3.10 in the third quarter of 2022.

Cash Flow and Other Metrics
•Cash provided by operating activities was $391.3 million for the first nine months of 2023, compared to cash provided by operating activities of $278.0 million for the first nine months of 2022;
•Cash, cash equivalents and restricted cash totaled $1.880 billion as of September 30, 2023, an increase of $196.1 million, or 11.7%, from $1.684 billion as of December 31, 2022; and
•Total headcount was approximately 54,600 as of September 30, 2023. Included in this number were approximately 48,500 delivery professionals, a decrease of 1.7% from June 30, 2023.

2023 Outlook - Full Year and Fourth Quarter
Full Year
EPAM now expects the following for the full year:
•The Company narrows its expected range for revenues to $4.663 billion to $4.673 billion for the full year reflecting a year-over-year decline of 3% at the midpoint of the range. Revenue growth on an organic constant currency basis excluding the impact of the exit from Russia will also decline 3% at the midpoint of the range;
•For the full year, EPAM now expects GAAP income from operations to be in the range of 10% to 11% of revenues and continues to expect non-GAAP income from operations to be in the range of 15% to 16% of revenues;
•The Company continues to expect its GAAP effective tax rate to be approximately 22% and continues to expect its non-GAAP effective tax rate to be approximately 23%; and
•EPAM narrows its expected range for GAAP diluted EPS to $7.07 to $7.15, and increases expected non-GAAP diluted EPS to be in the range of $10.31 to $10.39. The Company continues to expect weighted average diluted shares outstanding for the year of 59.1 million.

Fourth Quarter
EPAM expects the following for the fourth quarter:
•Revenues will be in the range of $1.130 billion to $1.140 billion for the fourth quarter reflecting a year-over-year decline of 8% at the midpoint of the range. Revenue on an organic constant currency basis excluding the impact of the exit from Russia will also decline approximately 8% at the midpoint of the range;
•For the fourth quarter, EPAM expects GAAP income from operations to be in the range of 10% to 11% of revenues and non-GAAP income from operations to be in the range of 15% to 16% of revenues;
•The Company expects its GAAP effective tax rate to be approximately 24% and its non-GAAP effective tax rate to be approximately 23%; and
•EPAM expects GAAP diluted EPS will be in the range of $1.67 to $1.75 for the quarter, and non-GAAP diluted EPS will be in the range of $2.47 to $2.55 for the quarter. The Company expects weighted average diluted shares outstanding for the quarter of 58.8 million.

Conference Call Information
EPAM will host a conference call to discuss the results on Thursday, November 2, 2023, at 8:00 a.m. EDT. The conference call will be available live on the EPAM website at https://investors.epam.com. Please visit the website at least 15 minutes prior to the call to register for the event. For those who cannot access the live webcast, a replay will be available in the Investor Relations section of the website.

About EPAM Systems
Since 1993, EPAM Systems, Inc. (NYSE: EPAM) has leveraged its advanced software engineering heritage to become the foremost global digital transformation services provider – leading the industry in digital and physical product development and digital platform engineering services. Through its innovative strategy; integrated advisory, consulting, and design capabilities; and unique 'Engineering DNA,' EPAM's globally deployed hybrid teams help make the future real for clients and communities around the world by powering better enterprise, education and health platforms that connect people, optimize experiences, and improve people's lives. In 2021, EPAM was added to the S&P 500 and included among the list of Forbes Global 2000 companies.

Selected by Newsweek as a 2021, 2022 and 2023 Most Loved Workplace, EPAM's global multidisciplinary teams serve customers in more than 50 countries across six continents. As a recognized leader, EPAM is listed among the top 15 companies in Information Technology Services on the Fortune 1000 and ranked four times as the top IT services company on Fortune's 100 Fastest Growing Companies list. EPAM is also listed among Ad Age's top 25 World's Largest Agency Companies for three consecutive years, and Consulting Magazine named EPAM Continuum a top 20 Fastest Growing Firm.
Learn more at www.epam.com and follow EPAM on Twitter and LinkedIn.

Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expenses, acquisition-related costs including amortization of acquired intangible assets, impairment of assets, expenses associated with EPAM's humanitarian commitment to its professionals in Ukraine, unbilled business continuity resources resulting from Russia's invasion of Ukraine, costs associated with the geographic repositioning of EPAM employees based outside of Ukraine impacted by the war and geopolitical instability in the region, employee separation costs in Russia, certain other one-time charges and benefits, changes in fair value of contingent consideration, foreign exchange gains and losses, excess tax benefits related to stock-based compensation, and the related effect on income taxes of the pre-tax adjustments. Management also compares revenues on an “organic constant currency basis excluding the impact of the exit from Russia,” which is also a non-GAAP financial measure. This measure excludes the effect of acquisitions by removing revenues from an acquired company in the twelve months after completing an acquisition, foreign currency exchange rate fluctuations by translating the current period revenues into U.S. dollars at the weighted average exchange rates of the prior period of comparison and the decision to exit from Russia by removing revenues from customers located in Russia in both the current period and prior period of comparison. Because EPAM’s reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in EPAM’s consolidated financial statements, which are prepared in accordance with GAAP.

Forward-Looking Statements
This press release includes estimates and statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our business and operations. These statements may include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. Those future events and trends may relate to, among other things, developments relating to the war in Ukraine and escalation of the war in the surrounding region, political and civil unrest or military action in the geographies where we conduct business and operate, difficult conditions in global capital markets, foreign exchange markets and the broader economy, and the effect that these events may have on our revenues, operations, access to capital, and profitability. Other factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and the factors discussed in the Company’s Quarterly Reports on Form 10-Q, particularly under the headings "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" and other filings with the Securities and Exchange Commission. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made based on information currently available to us. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
David Straube, Head of Investor Relations
Phone: +1-267-759-9000 x59419
Email: david_straube@epam.com

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues	$1,152,136	$1,226,920	$3,533,283	$3,593,395
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	794,265	826,796	2,458,881	2,453,955
Selling, general and administrative expenses	194,829	198,021	601,093	667,825
Depreciation and amortization expense	23,092	21,876	68,642	69,126
Loss on sale of business	25,922	—	25,922	—
Income from operations	114,028	180,227	378,745	402,489
Interest and other income, net	13,931	4,228	37,162	5,642
Foreign exchange gain/(loss)	3,893	6,691	(6,725)	(102,035)
Income before provision for income taxes	131,852	191,146	409,182	306,096
Provision for income taxes	34,648	35,092	89,653	41,719
Net income	$97,204	$156,054	$319,529	$264,377

Net income per share:
Basic	$1.68	$2.72	$5.52	$4.62
Diluted	$1.65	$2.63	$5.40	$4.47
Shares used in calculation of net income per share:
Basic	57,853	57,420	57,850	57,194
Diluted	58,948	59,357	59,143	59,108

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except par value)

	As of September 30, 2023	As of December 31, 2022
Assets
Current assets
Cash and cash equivalents	$1,872,977	$1,681,344
Trade receivables and contract assets, net of allowance of $10,884 and $15,310, respectively	913,029	932,626
Short-term investments	60,431	60,336
Prepaid and other current assets	78,851	85,319
Total current assets	2,925,288	2,759,625
Property and equipment, net	239,654	273,348
Operating lease right-of-use assets, net	136,311	148,780
Intangible assets, net	69,730	77,652
Goodwill	548,177	529,072
Deferred tax assets	187,524	172,797
Other noncurrent assets	55,588	47,877
Total assets	$4,162,272	$4,009,151

Liabilities
Current liabilities
Accounts payable	$25,415	$30,852
Accrued compensation and benefits expenses	392,417	475,871
Accrued expenses and other current liabilities	127,898	154,339
Income taxes payable, current	29,554	46,069
Operating lease liabilities, current	38,294	40,352
Total current liabilities	613,578	747,483
Long-term debt	27,500	27,693
Operating lease liabilities, noncurrent	108,332	122,317
Other noncurrent liabilities	112,844	108,648
Total liabilities	862,254	1,006,141
Commitments and contingencies
Equity
Stockholders’ equity
Common stock, $0.001 par value; 160,000 shares authorized; 57,706 and 57,668 shares issued, 57,693 and 57,655 shares outstanding at September 30, 2023 and December 31, 2022, respectively	58	58
Additional paid-in capital	951,086	847,965
Retained earnings	2,440,043	2,248,948
Treasury stock	(118)	(118)
Accumulated other comprehensive loss	(91,630)	(95,321)
Total EPAM Systems, Inc. stockholders’ equity	3,299,439	3,001,532
Noncontrolling interest in consolidated subsidiaries	579	1,478
Total equity	3,300,018	3,003,010
Total liabilities and equity	$4,162,272	$4,009,151

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)
(In thousands, except percent and per share amounts)

Reconciliation of revenue decline as reported on a GAAP basis to revenue decline on an organic constant currency basis excluding the impact of the exit from Russia is presented in the table below:

	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023
Revenue decline as reported	(6.1)%	(1.7)%
Foreign exchange rates impact	(1.9)%	(0.4)%
Inorganic revenue growth	(0.2)%	(0.1)%
Impact of exit from Russia	0.4%	1.1%
Revenue decline on an organic constant currency basis excluding the impact of the exit from Russia(1)	(7.8)%	(1.1)%

(1)	Constant currency revenue results are calculated by translating current period revenues in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.

Reconciliation of various income statement amounts from GAAP to non-GAAP for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended September 30, 2023			Nine Months Ended September 30, 2023
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(2)	$794,265	$(21,146)	$773,119	$2,458,881	$(67,281)	$2,391,600
Selling, general and administrative expenses(3)	$194,829	$(28,828)	$166,001	$601,093	$(76,021)	$525,072
Income from operations(4)	$114,028	$81,584	$195,612	$378,745	$185,932	$564,677
Operating margin	9.9%	7.1%	17.0%	10.7%	5.3%	16.0%
Net income(5)	$97,204	$63,876	$161,080	$319,529	$144,344	$463,873
Diluted earnings per share	$1.65		$2.73	$5.40		$7.84

	Three Months Ended September 30, 2022			Nine Months Ended September 30, 2022
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(2)	$826,796	$(21,358)	$805,438	$2,453,955	$(48,576)	$2,405,379
Selling, general and administrative expenses(3)	$198,021	$(25,221)	$172,800	$667,825	$(130,914)	$536,911
Income from operations(4)	$180,227	$52,163	$232,390	$402,489	$196,074	$598,563
Operating margin	14.7%	4.2%	18.9%	11.2%	5.5%	16.7%
Net income(5)	$156,054	$27,685	$183,739	$264,377	$206,643	$471,020
Diluted earnings per share	$2.63		$3.10	$4.47		$7.97

Items (2) through (5) above are detailed in the table below with the specific cross-reference noted in the appropriate item.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Stock-based compensation expenses	$18,142	$17,474	$49,569	$31,782
Unbilled business continuity resources (a)	—	1,031	9,415	12,862
Humanitarian support in Ukraine (b)	3,004	2,853	8,297	25,288
Discretionary compensation (c)	—	—	—	(21,356)
Total adjustments to GAAP cost of revenues(2)	21,146	21,358	67,281	48,576
Stock-based compensation expenses	19,705	15,813	59,967	36,510
One-time charges (d)	7,178	2,360	7,420	6,236
Humanitarian support in Ukraine (b)	643	1,631	5,309	13,219
Other acquisition-related expenses	867	264	2,448	934
Geographic repositioning (e)	435	4,425	877	37,497
Russia long-lived asset impairment charges (f)	—	—	—	19,570
Russia business restructuring (g)	—	728	—	16,948
Total adjustments to GAAP selling, general and administrative expenses(3)	28,828	25,221	76,021	130,914
Loss on sale of business (h)	25,922	—	25,922	—
Amortization of acquired intangible assets	5,688	5,584	16,708	16,584
Total adjustments to GAAP income from operations(4)	81,584	52,163	185,932	196,074
Foreign exchange (gain)/loss	(3,893)	(6,691)	6,725	102,035
Change in fair value of contingent consideration included in Interest and other income, net	300	2,414	1,818	8,520
Impairment of financial assets	—	—	—	1,300
Provision for income taxes:
Tax effect on non-GAAP adjustments	(12,395)	(8,044)	(34,060)	(61,443)
Excess tax benefits related to stock-based compensation	(1,720)	(10,879)	(15,103)	(31,370)
Net discrete benefit from tax planning (i)	—	(1,278)	(968)	(8,473)
Total adjustments to GAAP net income(5)	$63,876	$27,685	$144,344	$206,643

(a) Given the uncertainty in the region introduced by Russia’s invasion of Ukraine, EPAM has assigned delivery employees in locations outside of the region to ensure the continuity of delivery for customers who have substantial delivery exposure to Ukraine or other delivery concerns resulting from the invasion. These employees are not billed to clients and operate largely in a standby or backup capacity. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(b) Humanitarian support in Ukraine includes expenses related to EPAM's $100 million humanitarian commitment in response to Russia's invasion of Ukraine to support EPAM professionals and their families in and displaced from Ukraine. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(c) Discretionary compensation includes the reduction of previously accrued amounts associated with the Company's variable compensation program for the year ended December 31, 2021. This adjustment was made in response to Russia's invasion of Ukraine and is not expected to recur in the future.
(d) One-time charges for the three and nine months ended September 30, 2023 include $7.1 million related to the Company's Cost Optimization Program initiated in the third quarter of 2023. Consistent with the Company's historical non-GAAP policy, costs incurred in connection with formal restructuring initiatives have been excluded from non-GAAP results as these are one-time and unusual in nature.
(e) Geographic repositioning includes expenses associated with the relocation to other countries of employees based outside of Ukraine impacted by the war and geopolitical instability in the region, and includes the cost of accommodations, travel and food. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.

(f) As a result of the Company's decision to no longer serve customers in Russia, the Company incurred impairment charges for long-lived assets in Russia including charges of $15.1 million associated with property and equipment, $3.8 million associated with right-of-use assets and $0.7 million associated with goodwill for the nine months ended September 30, 2022. Consistent with the Company's historical non-GAAP policy, impairment charges have been excluded from non-GAAP results as these are one-time and unusual in nature.
(g) As a result of the Company's decision to no longer serve customers in Russia and begin the process of a phased exit of its operations in Russia, the Company incurred charges associated with employee separation. Consistent with the Company's historical non-GAAP policy, employee separation costs incurred in connection with formal restructuring initiatives have been excluded from non-GAAP results as these are one-time and unusual in nature.
(h) On July 26, 2023, the Company completed the sale of its remaining operations in Russia and recorded a loss on sale of approximately $25.9 million during the third quarter of 2023, including the recognition of the accumulated currency translation loss related to this foreign entity that was previously included in Accumulated other comprehensive loss in the condensed consolidated financial statements. The Company excluded this loss from non-GAAP results as it is one-time and unusual in nature.
(i) One-time benefit related to the implementation of tax planning to disregard certain foreign subsidiaries as separate entities for U.S. income tax purposes. Consistent with the Company's historical non-GAAP policy, the benefit related to the implementation of tax planning has been excluded from non-GAAP results as it is one-time and unusual in nature.

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Guidance Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)

The below guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.
Reconciliation of expected revenue decline on a GAAP basis to expected revenue decline on an organic constant currency basis excluding the impact of the exit from Russia is presented in the table below:

	Fourth Quarter 2023	Full Year 2023
Revenue decline (at midpoint of the range)	(8)%	(3)%
Foreign exchange rates impact	(0.4)%	(0.6)%
Inorganic revenue growth	(0.2)%	(0.2)%
Impact of exit from Russia	0.6%	0.8%
Revenue decline on an organic constant currency basis excluding the impact of the exit from Russia (at midpoint of the range) (6)	(8)%	(3)%

(6)	Constant currency revenue results are calculated by translating expected revenues in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.
Reconciliation of expected GAAP to non-GAAP income from operations as a percentage of revenues is presented in the table below:

	Fourth Quarter 2023	Full Year 2023
GAAP income from operations as a percentage of revenues	10% to 11%	10% to 11%
Stock-based compensation expenses	3.2%	3.1%
Included in cost of revenues (exclusive of depreciation and amortization)	1.4%	1.4%
Included in selling, general and administrative expenses	1.8%	1.7%
Unbilled business continuity resources (a)	—%	0.2%
Humanitarian support in Ukraine (b)	0.2%	0.3%
One-time charges (d)	1.2%	0.4%
Loss on sale of business (h)	—%	0.5%
Amortization of acquired intangible assets	0.4%	0.5%
Non-GAAP income from operations as a percentage of revenues	15% to 16%	15% to 16%

Reconciliation of expected GAAP to non-GAAP effective tax rate is presented in the table below:

	Fourth Quarter 2023	Full Year 2023
GAAP effective tax rate (approximately)	24%	22%
Excess tax benefits related to stock-based compensation	0.9%	3.0%
Tax effect on non-GAAP adjustments	(1.9)%	(2.0)%
Non-GAAP effective tax rate (approximately)	23%	23%

Reconciliation of expected GAAP to non-GAAP diluted earnings per share is presented in the table below:

	Fourth Quarter 2023	Full Year 2023
GAAP diluted earnings per share	$1.67 to $1.75	$7.07 to $7.15
Stock-based compensation expenses	0.62	2.47
Included in cost of revenues (exclusive of depreciation and amortization)	0.28	1.12
Included in selling, general and administrative expenses	0.34	1.35
Unbilled business continuity resources (a)	—	0.16
Humanitarian support in Ukraine (b)	0.06	0.29
One-time charges (d)	0.25	0.40
Loss on sale of business (h)	—	0.43
Other acquisition-related expenses	—	0.04
Amortization of acquired intangible assets	0.10	0.38
Change in fair value of contingent consideration	—	0.03
Foreign exchange loss	—	0.12
Provision for income taxes:
Tax effect on non-GAAP adjustments	(0.21)	(0.78)
Excess tax benefits related to stock-based compensation	(0.02)	(0.28)
Net discrete benefit from tax planning (i)	—	(0.02)
Non-GAAP diluted earnings per share	$2.47 to $2.55	$10.31 to $10.39